SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2016

AXIM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 25, 2016, our board of directors appointed Seth Yakatan to the Company’s Advisory Board.

Seth Yakatan - Seth Yakatan brings more than 24 years of experience as a corporate finance professional, actively supporting small cap and major companies in achieving corporate, financing and asset monetization objectives through the successful structuring and management of strategic transactions and investments totaling more than several billion dollars in value.  Seth is currently Vice President of Business Development for Invion, Ltd. (ASX: IVX). In 2001, Seth co-founded Katan Associates and has successfully structured and managed strategic alliances and deals, based on his insight and expertise in the US and Global Life Science sector, including numerous buy- and sell-side M&A transactions.  Prior to founding Katan Associates in 2001, Seth worked in merchant banking at the Union Bank of California, N.A., in the Specialized Lending Media and Telecommunications Group.  Seth holds an MBA in Finance from the University of California, Irvine and a BA in History and Public Affairs from the University of Denver.  Seth enjoys being a Dad to his two children, participating in triathlons and cycling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: January 26, 2016	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer